UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2017

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-188785	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

(702) 724-2643

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On October 17, 2017, Envoy Group Corp. (the “Company”) entered into an Exclusive Software License Agreement (the “Agreement”) with Black Cactus Holdings, LLC, a Delaware limited liability company, an unrelated third party (“Black Cactus”). Pursuant to the terms of the Agreement, the Company entered into an exclusive software license for the Black Cactus blockchain development software platform and related intellectual property (the “Software”). The Company plans to use the platform to build a crypto trading exchange to support crypto and fiat currencies, music publishing, distribution, supply chain, medical research and trials. The term of the Agreement will remain in effect in perpetuity.

On December 12, 2017, the Company and Black Cactus executed an Amendment to the Agreement (the “Amendment”) as follows: the 60,000,000 shares of common stock to be issued under the Agreement are to be issued to Black Cactus’ manager, Lawrence Cummins, as compensation for him agreeing to serve as an officer and director of the Company. Subsequently, Mr. Cummins was appointed a director and now serves as the Company’s CEO. A copy of the Amendment executed between the parties is attached to this Current Report. All other terms of the Agreement not modified by the Amendment remain unchanged.

The foregoing descriptions of the terms of the Amendment does not purport to be complete and is qualified in its entirety by the complete text of the document attached as 10.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.4	Exclusive Software License Agreement Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: December 13, 2017	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman of the Board